Exhibit 99.1

Vertex Announces Third Quarter 2025 Financial Results and $150 Million Class A Common Stock Repurchase Program

KING OF PRUSSIA, PA – November 3, 2025: Vertex, Inc. (NASDAQ: VERX) (“Vertex” or the “Company”), a leading global provider of indirect tax solutions, today announced financial results for its third quarter ended September 30, 2025 and the adoption of its first-ever stock repurchase program.

“Vertex delivered a solid third quarter with double-digit revenue growth and robust profitability, along with very strong cash flow,” said David DeStefano, Vertex’s President, Chief Executive Officer and Chairperson of the Board. “As we look forward, we remain very confident in our long-term market opportunity. We believe cloud migrations as well as ever-increasing complexity in tax regimes worldwide will continue to drive strong demand for our solutions, especially with companies that are currently using home-grown solutions for indirect tax compliance.”

Mr. DeStefano continued, “As I segue into my new role as non-executive chairperson of Vertex’s Board of Directors, we are very excited to welcome my successor, Christopher Young, to Vertex as President and CEO later this month. It’s a testament to our business and our market opportunity that we were able to attract a blue-chip candidate like Chris to lead this Company to the next level. He has deep experience leading and scaling large- and mega-cap technology companies, and in his most recent role as a member of the executive leadership team at Microsoft, he had a front-row seat to Microsoft’s push into Artificial Intelligence over the past several years. We look forward to introducing him to the investment community in the coming months.”

Third Quarter 2025 Financial Results

●	Total revenues of $192.1 million, up 12.7% year-over-year.
●	Software subscription revenues of $164.8 million, up 12.7% year-over-year.
●	Cloud revenues of $92.0 million, up 29.6% year-over-year.
●	Annual Recurring Revenue (“ARR”) was $648.2 million, up 12.4% year-over-year.
●	Average Annual Revenue per direct customer (“AARPC”) was $133,484 at September 30, 2025, compared to $118,800 at September 30, 2024, and $130,934 at June 30, 2025.
●	Net Revenue Retention (“NRR”) was 107%, compared to 111% at September 30, 2024, and 108% at June 30, 2025.
●	Gross Revenue Retention (“GRR”) was 95%, consistent with both September 30, 2024 and June 30, 2025.
●	Income from operations of $4.3 million, compared to $4.9 million for the same period in the prior year.
●	Non-GAAP operating income of $37.1 million, compared to $33.4 million for the same period in the prior year.
●	Net income of $4.0 million, compared to $7.2 million for the same period in the prior year.
●	Net income per basic Class A and Class B shares of $0.03 and net income per diluted Class A and Class B shares of $0.02, compared to net income per basic Class A and Class B shares of $0.05 and net income per diluted Class A and Class B shares of $0.04 for the same period in the prior year.
●	Non-GAAP net income of $28.6 million and Non-GAAP diluted earnings per share (“EPS”) of $0.17.
●	Adjusted EBITDA of $43.5 million, compared to $38.6 million for the same period in the prior year. Adjusted EBITDA margin of 22.6%, compared to 22.7% for the same period in the prior year.

Definitions of certain key business metrics and the non-GAAP financial measures used in this press release and reconciliations of such measures to the most directly comparable GAAP financial measures are included below under the headings “Definitions of Certain Key Business Metrics” and “Use and Reconciliation of Non-GAAP Financial Measures.”

Financial Outlook

For the fourth quarter of 2025, the Company currently expects:

●	Revenues of $192.0 million to $196.0 million; and
●	Adjusted EBITDA of $40.0 million to $42.0 million.

For the full-year 2025, the Company currently expects:

●	Revenues of $745.7 million to $749.7 million;
●	Cloud revenue growth of 28%; and
●	Adjusted EBITDA of $159.1 million to $161.1 million.

John Schwab, Chief Financial Officer added, “Our fourth quarter revenue guidance indicates a continuation of the trends we have witnessed in 2025, which primarily reflects lower than historical growth from existing customers. In addition, we are increasing full year Adjusted EBITDA guidance to reflect the improved profitability we delivered in the third quarter.”

The Company is unable to reconcile forward-looking Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact net income (loss) for these periods but would not impact Adjusted EBITDA. Such items may include stock-based compensation expense, depreciation and amortization of capitalized software costs and acquired intangible assets, severance expense, acquisition contingent consideration, changes in the fair value of acquisition contingent earn-outs, amortization of cloud computing implementation costs in general and administrative expense, adjustments to the settlement value of deferred purchase commitment liabilities, transaction costs, and other items. The unavailable information could have a significant impact on the Company’s net income (loss). The foregoing forward-looking statements reflect the Company’s expectations as of today’s date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. The Company does not intend to update its financial outlook until its next quarterly results announcement.

Important disclosures in this earnings release about and reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below under “Use and Reconciliation of Non-GAAP Financial Measures.”

$150 Million Class A Common Stock Repurchase Program

On October 30, 2025, as part of the Company's capital allocation strategy to maximize long-term stockholder value, the Company’s Board of Directors  authorized a stock repurchase program, which will enable the Company to repurchase up to $150 million of the Company's outstanding shares of Class A common stock. Under the program, share repurchases may be made from time to time in one or more open market or privately negotiated transactions, and/or through other legally permissible means in accordance with applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended.

The timing and amount of any shares repurchased will be determined by the Company's management based on its evaluation of market conditions and other factors. Repurchases may also be made under a Rule 10b5-1 plan, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. Any repurchased shares will be available for use in connection with the Company’s stock plans and for other corporate purposes. This repurchase program has no termination date and may be modified, suspended or discontinued at any time.

Conference Call and Webcast Information

Vertex will host a conference call at 8:30 a.m. Eastern Time today, November 3, 2025, to discuss its third quarter 2025 financial results.

Those wishing to participate may do so by dialing 1-412-317-6026 approximately ten minutes prior to start time. A listen-only webcast of the call will also be available through the Company’s Investor Relations website at https://ir.vertexinc.com.

A conference call replay will be available approximately one hour after the call by dialing 1-412-317-6671 and referencing passcode 10203709, or via the Company’s Investor Relations website. The replay will expire on November 17, 2025 at 11:59 p.m. Eastern Time.

About Vertex

Vertex, Inc. is a leading global provider of indirect tax solutions. The Company’s mission is to deliver the most trusted tax technology enabling global businesses to transact, comply and grow with confidence. Vertex provides solutions that can be tailored to specific industries for major lines of indirect tax, including sales and consumer use, value added and payroll. Headquartered in North America, and with offices in South America and Europe, Vertex empowers the world’s leading brands to simplify the complexity of continuous compliance.

For more information, visit www.vertexinc.com or follow us on Twitter and LinkedIn.

Forward Looking Statements

Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies, and our stock repurchase program. Forward-looking statements are based on Vertex management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: our ability to maintain and grow revenue from existing customers and new customers, and expand their usage of our solutions; our ability to maintain and expand our strategic relationships with third parties; our ability to adapt to technological change and successfully introduce new solutions or provide updates to existing solutions; risks related to failures in information technology or infrastructure; challenges in using and managing use of Artificial Intelligence in our business; incorrect or improper implementation, integration or use of our solutions; failure to attract and retain qualified technical and tax-content personnel; competitive pressures from other tax software and service providers and challenges of convincing businesses using native enterprise resource planning functions to switch to our software; our ability to accurately forecast our revenue and other future results of operations based on recent success; our ability to offer specific software deployment methods based on changes to customers’ and partners’ software systems; our ability to continue making significant investments in software development and equipment; our ability to sustain and expand revenues, maintain profitability, and to effectively manage our anticipated growth; our ability to successfully diversify our solutions by developing or introducing new solutions or acquiring and integrating additional businesses, products, services, or content; our ability to successfully integrate acquired businesses and to realize the anticipated benefits of such acquisitions; risks related to the fluctuations in our results of operations; risks related to our expanding international operations; our exposure to liability from errors, delays, fraud or system failures, which may not be covered by insurance; our ability to adapt to organizational changes and effectively implement strategic initiatives; risks related to our determinations of customers’ transaction tax and tax payments; risks related to changes in tax laws and regulations or their interpretation or enforcement; our ability to manage cybersecurity and data privacy risks; our involvement in material legal proceedings and audits; risks related to undetected errors, bugs or defects in our software; risks related to utilization of open-source software, business processes and information systems; risks related to failures in information technology, infrastructure, and third-party service providers; our ability to effectively protect, maintain, and enhance our brand; changes in application, scope, interpretation or enforcement of laws and regulations; global economic weakness and uncertainties, including the economic uncertainty created by the changing legal, regulatory, or taxation landscape in the United States, and disruption in the capital and credit markets; business disruptions related to natural disasters, epidemic outbreaks, including a global endemic or pandemic, terrorist acts, political events, or other events outside of our control; our ability to comply with anti-corruption, anti-bribery, and similar laws; our ability to protect our intellectual property; changes in interest rates, security ratings and market perceptions of the industry in which we operate, or our ability to obtain capital on commercially reasonable terms or at all; our ability to maintain an effective system of disclosure controls and internal control over financial reporting, or ability to remediate any material weakness in our internal controls; risks related to our Class A common stock and controlled company status; risks related to our indebtedness and adherence to the covenants under our debt instruments; our expectations regarding the effects of the Capped Call Transactions and regarding actions of the Option Counterparties and/or their respective affiliates; and the other factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities Exchange Commission (“SEC”), on February 27, 2025 and may be subsequently updated by our other SEC filings.

All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Definitions of Certain Key Business Metrics

Annual Recurring Revenue (“ARR”)

We derive the vast majority of our revenues from recurring software subscriptions. We believe ARR provides us with visibility to our projected software subscription revenues in order to evaluate the health of our business. Because we recognize subscription revenues ratably, we believe investors can use ARR to measure our expansion of existing customer revenues, new customer activity, and as an indicator of future software subscription revenues. ARR is based on monthly recurring revenues (“MRR”) from software subscriptions for the most recent month at period end, multiplied by twelve. MRR is calculated by dividing the software subscription price, inclusive of discounts, by the number of subscription covered months. MRR only includes direct customers with MRR at the end of the last month of the measurement period. AARPC represents average annual revenue per direct customer and is calculated by dividing ARR by the number of software subscription direct customers at the end of the respective period.

Net Revenue Retention Rate (“NRR”)

We believe that our NRR provides insight into our ability to retain and grow revenues from our direct customers, as well as their potential long-term value to us. We also believe it demonstrates to investors our ability to expand existing customer revenues, which is one of our key growth strategies. Our NRR refers to the ARR expansion during the 12 months of a reporting period for all direct customers who were part of our customer base at the beginning of the reporting period. Our NRR calculation takes into account any revenues lost from departing direct customers or those who have downgraded or reduced usage, as well as any revenue expansion from migrations, new licenses for additional products or contractual and usage-based price changes.

Gross Revenue Retention Rate (“GRR”)

We believe our GRR provides insight into and demonstrates to investors our ability to retain revenues from our existing direct customers. Our GRR refers to how much of our MRR we retain each month after reduction for the effects of revenues lost from departing direct customers or those who have downgraded or reduced usage. GRR does not take into account revenue expansion from migrations, new licenses for additional products or contractual and usage-based price changes. GRR does not include revenue reductions resulting from cancellations of customer subscriptions that are replaced by new subscriptions associated with customer migrations to a newer version of the related software solution.

Customer Count

The following table shows Vertex’s direct customers, as well as indirect small business customers sold and serviced through the company’s one-to-many channel strategy.

Customers	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025
Direct	4,855	4,915	4,888	4,862	4,856
Indirect	448	464	481	504	516
Total	5,303	5,379	5,369	5,366	5,372

Use and Reconciliation of Non-GAAP Financial Measures

In addition to our results determined in accordance with accounting principles generally accepted in the U.S. (“GAAP”) and key business metrics described above, we have calculated non-GAAP cost of revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expense, non-GAAP selling and marketing expense, non-GAAP general and administrative expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted EPS, Adjusted EBITDA, Adjusted EBITDA margin, free cash flow and free cash flow margin, which are each non-GAAP financial measures. We have provided tabular reconciliations of each of these non-GAAP financial measures to its most directly comparable GAAP financial measure.

Management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, and to evaluate financial performance and liquidity. Our non-GAAP financial measures are presented as supplemental disclosure as we believe they provide useful information to investors and others in understanding and evaluating our results, prospects, and liquidity period-over-period without the impact of certain items that do not directly correlate to our operating performance and that may vary significantly from period to period for reasons unrelated to our operating performance, as well as comparing our financial results to those of other companies. Our definitions of these non-GAAP financial measures may differ from similarly titled measures presented by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, the financial information prepared in accordance with GAAP, and should be read in conjunction with the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 27, 2025, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, to be filed with the SEC.

We calculate these non-GAAP financial measures as follows:

●	Non-GAAP cost of revenues, software subscriptions is determined by adding back to GAAP cost of revenues, software subscriptions, the stock-based compensation expense, and depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues for the respective periods.
●	Non-GAAP cost of revenues, services is determined by adding back to GAAP cost of revenues, services, the stock-based compensation expense included in cost of revenues, services for the respective periods.
●	Non-GAAP gross profit is determined by adding back to GAAP gross profit the stock-based compensation expense, and depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues for the respective periods.
●	Non-GAAP gross margin is determined by dividing non-GAAP gross profit by total revenues for the respective periods.
●	Non-GAAP research and development expense is determined by adding back to GAAP research and development expense the stock-based compensation expense and transaction costs related to acquired technology included in research and development expense for the respective periods.
●	Non-GAAP selling and marketing expense is determined by adding back to GAAP selling and marketing expense the stock-based compensation expense and the amortization of acquired intangible assets included in selling and marketing expense for the respective periods.
●	Non-GAAP general and administrative expense is determined by adding back to GAAP general and administrative expense the stock-based compensation expense, amortization of cloud computing implementation costs and severance expense included in general and administrative expense for the respective periods.
●	Non-GAAP operating income is determined by adding back to GAAP loss or income from operations the stock-based compensation expense, depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues, amortization of acquired intangible assets included in selling and marketing expense, amortization of cloud computing implementation costs in general and administrative expense, severance expense, acquisition contingent consideration, changes in the fair value of acquisition contingent earn-outs, and transaction costs, included in GAAP loss or income from operations for the respective periods.

●	Non-GAAP net income is determined by adding back to GAAP net income or loss the income tax benefit or expense, stock-based compensation expense, depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues, amortization of acquired intangible assets included in selling and marketing expense, amortization of cloud computing implementation costs in general and administrative expense, severance expense, acquisition contingent consideration, adjustments to the settlement value of deferred purchase commitment liabilities recorded as interest expense, changes in the fair value of acquisition contingent earn-outs, and transaction costs, included in GAAP net income or loss for the respective periods to determine non-GAAP income or loss before income taxes. Non-GAAP income or loss before income taxes is then adjusted for income taxes calculated using the respective statutory tax rates for applicable jurisdictions, which for purposes of this determination were assumed to be 25.5%.

●	Non-GAAP net income per diluted share of Class A and Class B common stock (“Non-GAAP diluted EPS”) is determined by dividing non-GAAP net income by the weighted average shares outstanding of all classes of common stock, inclusive of the impact of dilutive common stock equivalents to purchase such common stock, including stock options, restricted stock awards, restricted stock units and employee stock purchase plan shares. Additionally, the dilutive effect of shares issuable upon conversion of the senior convertible notes is included in the calculation of Non-GAAP diluted EPS by application of the if-converted method.
●	Adjusted EBITDA is determined by adding back to GAAP net income or loss the net interest income or expense (including adjustments to the settlement value of deferred purchase commitment liabilities), income tax expense or benefit, depreciation and amortization of property and equipment, depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues, amortization of acquired intangible assets included in selling and marketing expense, amortization of cloud computing implementation costs in general and administrative expense, stock-based compensation expense, severance expense, acquisition contingent consideration, changes in the fair value of acquisition contingent earn-outs, and transaction costs, included in GAAP net income or loss for the respective periods.
●	Adjusted EBITDA margin is determined by dividing Adjusted EBITDA by total revenues for the respective periods.
●	Free cash flow is determined by adjusting net cash provided by (used in) operating activities by purchases of property and equipment and capitalized software additions for the respective periods.
●	Free cash flow margin is determined by dividing free cash flow by total revenues for the respective periods.

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view these non-GAAP financial measures in conjunction with the related GAAP financial measures.

Vertex, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

	As of September 30,	As of December 31,
(In thousands, except per share data)	2025	2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$313,506	$296,051
Funds held for customers	25,287	30,015
Accounts receivable, net of allowance of $15,069 and $16,838, respectively	131,502	164,432
Prepaid expenses and other current assets	48,532	36,678
Investment securities available-for-sale, at fair value (amortized cost of $0 and $9,147, respectively)	—	9,157
Total current assets	518,827	536,333
Property and equipment, net of accumulated depreciation	202,655	177,559
Capitalized software, net of accumulated amortization	35,917	36,350
Goodwill and other intangible assets	396,997	363,021
Deferred commissions	28,812	27,480
Deferred income tax asset	22	19
Operating lease right-of-use assets	10,496	11,956
Long-term investment	15,000	—
Other assets	13,132	14,073
Total assets	$1,221,858	$1,166,791
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$35,374	$36,215
Accrued expenses	39,788	35,169
Customer funds obligations	22,904	27,406
Accrued salaries and benefits	23,729	14,581
Accrued variable compensation	29,101	45,507
Deferred revenue, current	333,636	339,326
Current portion of operating lease liabilities	4,236	3,995
Current portion of finance lease liabilities	71	77
Purchase commitment and contingent consideration liabilities, current	27,100	35,100
Total current liabilities	515,939	537,376
Deferred revenue, net of current portion	5,407	4,840
Debt, net of current portion	336,913	335,220
Operating lease liabilities, net of current portion	10,093	12,585
Finance lease liabilities, net of current portion	61	10
Purchase commitment and contingent consideration liabilities, net of current portion	79,000	87,400
Deferred income tax liabilities	7,950	9,918
Deferred other liabilities	2,023	90
Total liabilities	957,386	987,439
Stockholders' equity:
Preferred shares, $0.001 par value, 30,000 shares authorized; no shares issued and outstanding	—	—
Class A voting common stock, $0.001 par value, 300,000 shares authorized; 77,315 and 70,670 shares issued and outstanding, respectively	77	71
Class B voting common stock, $0.001 par value, 150,000 shares authorized; 82,156 and 86,481 shares issued and outstanding, respectively	82	86
Additional paid in capital	304,177	278,389
Accumulated deficit	(39,101)	(53,315)
Accumulated other comprehensive loss	(763)	(45,879)
Total stockholders' equity	264,472	179,352
Total liabilities and stockholders' equity	$1,221,858	$1,166,791

Vertex, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
(In thousands, except per share data)	2025	2024	2025	2024

	(unaudited)		(unaudited)
Revenues:
Software subscriptions	$164,824	$146,254	$473,429	$414,527
Services	27,288	24,181	80,304	73,793
Total revenues	192,112	170,435	553,733	488,320
Cost of revenues:
Software subscriptions	50,034	43,641	138,738	131,030
Services	20,762	16,270	59,485	48,286
Total cost of revenues	70,796	59,911	198,223	179,316
Gross profit	121,316	110,524	355,510	309,004
Operating expenses:
Research and development	19,929	15,621	61,397	47,080
Selling and marketing	47,385	42,111	143,994	123,143
General and administrative	44,609	41,499	133,029	112,915
Depreciation and amortization	6,372	5,214	18,439	15,432
Change in fair value of acquisition contingent earn-outs	(4,000)	—	(16,400)	—
Other operating expense (income), net	2,701	1,183	10,109	(442)
Total operating expenses	116,996	105,628	350,568	298,128
Income from operations	4,320	4,896	4,942	10,876
Interest income, net	(1,245)	(2,938)	(4,012)	(2,471)
Income before income taxes	5,565	7,834	8,954	13,347
Income tax expense (benefit)	1,520	613	(5,260)	(1,722)
Net income	4,045	7,221	14,214	15,069
Other comprehensive (income) loss:
Foreign currency translation adjustments, net of tax	(286)	(8,955)	(45,125)	(1,609)
Unrealized loss (gain) on investments, net of tax	—	(24)	9	(26)
Total other comprehensive income, net of tax	(286)	(8,979)	(45,116)	(1,635)
Total comprehensive income	$4,331	$16,200	$59,330	$16,704

Net income per share of Class A and Class B, basic	$0.03	$0.05	$0.09	$0.10
Net income per share of Class A and Class B, dilutive	$0.02	$0.04	$0.09	$0.09

Vertex, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	Nine months ended
	September 30,
(In thousands)	2025	2024

	(unaudited)
Cash flows from operating activities:
Net income	$14,214	$15,069
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	70,797	61,448
Amortization of cloud computing implementation costs	2,895	2,994
Provision for subscription cancellations and non-renewals	(498)	(470)
Amortization of deferred financing costs	2,041	1,345
Change in fair value of contingent consideration liabilities	(16,200)	(2,275)
Change in settlement value of deferred purchase commitment liability	—	423
Write-off of deferred financing costs	—	276
Stock-based compensation expense	46,249	36,459
Deferred income taxes	(3,029)	(8,615)
Non-cash operating lease costs	2,440	2,038
Other	(60)	(151)
Changes in operating assets and liabilities:
Accounts receivable	35,819	15,593
Prepaid expenses and other current assets	(14,489)	(10,245)
Deferred commissions	(1,332)	(1,302)
Accounts payable	(963)	4,535
Accrued expenses	4,362	(851)
Accrued and deferred compensation	(10,910)	3,032
Deferred revenue	(6,784)	9,411
Operating lease liabilities	(3,191)	(2,856)
Payments for purchase commitment and contingent consideration liabilities in excess of initial fair value	(200)	(4,367)
Other	2,114	2,197
Net cash provided by operating activities	123,275	123,688
Cash flows from investing activities:
Acquisition of businesses and assets, net of cash acquired	—	(71,755)
Long-term investment	(15,000)	—
Property and equipment additions	(69,342)	(47,520)
Capitalized software additions	(16,444)	(16,357)
Purchase of investment securities, available-for-sale	(2,398)	(12,246)
Proceeds from sales and maturities of investment securities, available-for-sale	11,607	14,610
Net cash used in investing activities	(91,577)	(133,268)
Cash flows from financing activities:
Net increase (decrease) in customer funds obligations	(4,502)	6,032
Proceeds from convertible senior notes	—	345,000
Principal payments on long-term debt	—	(46,875)
Payments on third-party debt	—	(3,904)
Payment for purchase of capped calls	—	(42,366)
Payments for deferred financing costs	—	(11,374)
Proceeds from purchases of stock under ESPP	1,782	1,443
Payments for taxes related to net share settlement of stock-based awards	(27,178)	(19,990)
Proceeds from exercise of stock options	7,706	4,689
Payments for purchase commitment and contingent consideration liabilities	—	(7,580)
Payments of finance lease liabilities	(50)	(70)
Net cash provided by (used in) financing activities	(22,242)	225,005
Effect of exchange rate changes on cash, cash equivalents and restricted cash	3,271	810
Net increase in cash, cash equivalents and restricted cash	12,727	216,235
Cash, cash equivalents and restricted cash, beginning of period	326,066	89,151
Cash, cash equivalents and restricted cash, end of period	$338,793	$305,386
Reconciliation of cash, cash equivalents and restricted cash to the Condensed Consolidated Balance Sheets, end of period:
Cash and cash equivalents	$313,506	$278,979
Restricted cash—funds held for customers	25,287	26,407
Total cash, cash equivalents and restricted cash, end of period	$338,793	$305,386

Summary of Non-GAAP Financial Measures

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
(Dollars in thousands, except per share data)	2025	2024	2025	2024
Non-GAAP cost of revenues, software subscriptions	$30,673	$28,549	$83,392	$83,470
Non-GAAP cost of revenues, services	$19,421	$15,712	$55,424	$46,157
Non-GAAP gross profit	$142,018	$126,174	$414,917	$358,693
Non-GAAP gross margin	73.9%	74.0%	74.9%	73.5%
Non-GAAP research and development expense	$16,766	$12,897	$51,370	$39,061
Non-GAAP selling and marketing expense	$43,406	$38,454	$129,872	$111,149
Non-GAAP general and administrative expense	$38,437	$35,837	$113,110	$94,037
Non-GAAP operating income	$37,121	$33,409	$100,642	$98,449
Non-GAAP net income	$28,582	$27,079	$77,967	$75,501
Non-GAAP diluted EPS	$0.17	$0.16	$0.47	$0.46
Adjusted EBITDA	$43,493	$38,623	$119,081	$113,881
Adjusted EBITDA margin	22.6%	22.7%	21.5%	23.3%
Free cash flow	$30,152	$18,365	$37,489	$59,811
Free cash flow margin	15.7%	10.8%	6.8%	12.2%

Vertex, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
(Dollars in thousands)	2025	2024	2025	2024
Non-GAAP Cost of Revenues, Software Subscriptions:
Cost of revenues, software subscriptions	$50,034	$43,641	$138,738	$131,030
Stock-based compensation expense	(1,218)	(894)	(4,678)	(3,437)
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	(18,143)	(14,198)	(50,668)	(44,123)
Non-GAAP cost of revenues, software subscriptions	$30,673	$28,549	$83,392	$83,470

Non-GAAP Cost of Revenues, Services:
Cost of revenues, services	$20,762	$16,270	$59,485	$48,286
Stock-based compensation expense	(1,341)	(558)	(4,061)	(2,129)
Non-GAAP cost of revenues, services	$19,421	$15,712	$55,424	$46,157

Non-GAAP Gross Profit:
Gross profit	$121,316	$110,524	$355,510	$309,004
Stock-based compensation expense	2,559	1,452	8,739	5,566
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	18,143	14,198	50,668	44,123
Non-GAAP gross profit	$142,018	$126,174	$414,917	$358,693

Non-GAAP Gross Margin:
Total Revenues	$192,112	$170,435	$553,733	$488,320
Non-GAAP gross margin	73.9%	74.0%	74.9%	73.5%

Non-GAAP Research and Development Expense:
Research and development expense	$19,929	$15,621	$61,397	$47,080
Stock-based compensation expense	(3,163)	(2,001)	(10,027)	(7,296)
Transaction costs	—	(723)	—	(723)
Non-GAAP research and development expense	$16,766	$12,897	$51,370	$39,061

Non-GAAP Selling and Marketing Expense:
Selling and marketing expense	$47,385	$42,111	$143,994	$123,143
Stock-based compensation expense	(3,391)	(2,951)	(12,432)	(10,101)
Amortization of acquired intangible assets – selling and marketing expense	(588)	(706)	(1,690)	(1,893)
Non-GAAP selling and marketing expense	$43,406	$38,454	$129,872	$111,149

Non-GAAP General and Administrative Expense:
General and administrative expense	$44,609	$41,499	$133,029	$112,915
Stock-based compensation expense	(4,102)	(3,730)	(15,051)	(13,496)
Severance expense	(1,199)	(927)	(1,973)	(2,388)
Amortization of cloud computing implementation costs – general and administrative expense	(871)	(1,005)	(2,895)	(2,994)
Non-GAAP general and administrative expense	$38,437	$35,837	$113,110	$94,037

Vertex, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures (continued)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
(In thousands, except per share data)	2025	2024	2025	2024
Non-GAAP Operating Income:
Income from operations	$4,320	$4,896	$4,942	$10,876
Stock-based compensation expense	13,215	10,134	46,249	36,459
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	18,143	14,198	50,668	44,123
Amortization of acquired intangible assets – selling and marketing expense	588	706	1,690	1,893
Amortization of cloud computing implementation costs – general and administrative expense	871	1,005	2,895	2,994
Severance expense	1,199	927	1,973	2,388
Acquisition contingent consideration	—	100	200	(2,275)
Change in fair value of acquisition contingent earn-outs	(4,000)	—	(16,400)	—
Transaction costs	2,785	1,443	8,425	1,991
Non-GAAP operating income	$37,121	$33,409	$100,642	$98,449

Non-GAAP Net Income:
Net income	$4,045	$7,221	$14,214	$15,069
Income tax expense (benefit)	1,520	613	(5,260)	(1,722)
Stock-based compensation expense	13,215	10,134	46,249	36,459
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	18,143	14,198	50,668	44,123
Amortization of acquired intangible assets – selling and marketing expense	588	706	1,690	1,893
Amortization of cloud computing implementation costs – general and administrative expense	871	1,005	2,895	2,994
Severance expense	1,199	927	1,973	2,388
Acquisition contingent consideration	—	100	200	(2,275)
Change in fair value of acquisition contingent earn-outs	(4,000)	—	(16,400)	—
Transaction costs	2,785	1,443	8,425	1,991
Change in settlement value of deferred purchase commitment liability – interest expense	—	—	—	423
Non-GAAP income before income taxes	38,366	36,347	104,654	101,343
Income tax adjustment at statutory rate (1)	(9,784)	(9,268)	(26,687)	(25,842)
Non-GAAP net income	$28,582	$27,079	$77,967	$75,501

Non-GAAP Diluted EPS:
Non-GAAP net income	$28,582	$27,079	$77,967	$75,501
Interest expense (net of tax), convertible senior notes (2)	903	923	2,709	1,524
Non-GAAP net income used in dilutive per share computation	$29,485	$28,002	$80,676	$77,025

Weighted average Class A and B common stock, diluted	162,171	162,138	162,494	161,387
Dilutive effect of convertible senior notes (2)	9,498	8,194	9,498	5,462
Total average Class A and B shares used in dilutive per share computation	171,669	170,332	171,992	166,849
Non-GAAP diluted EPS	$0.17	$0.16	$0.47	$0.46

(1) Non-GAAP income before income taxes is adjusted for income taxes using the respective statutory tax rates for applicable jurisdictions, which for purposes of this determination were assumed to be 25.5%.

(2) We use the if-converted method to compute diluted earnings per share with respect to our convertible senior notes. Interest expense and additional dilutive shares related to the notes are added back to the calculation when their impact is dilutive. In periods when the impact is anti-dilutive, there is no add-back of interest expense or additional dilutive shares related to the notes.

Vertex, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures (continued)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
(Dollars in thousands)	2025	2024	2025	2024
Adjusted EBITDA:
Net income	$4,045	$7,221	$14,214	$15,069
Interest income, net	(1,245)	(2,938)	(4,012)	(2,471)
Income tax expense (benefit)	1,520	613	(5,260)	(1,722)
Depreciation and amortization – property and equipment	6,372	5,214	18,439	15,432
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	18,143	14,198	50,668	44,123
Amortization of acquired intangible assets – selling and marketing expense	588	706	1,690	1,893
Amortization of cloud computing implementation costs – general and administrative expense	871	1,005	2,895	2,994
Stock-based compensation expense	13,215	10,134	46,249	36,459
Severance expense	1,199	927	1,973	2,388
Acquisition contingent consideration	—	100	200	(2,275)
Change in fair value of acquisition contingent earn-outs	(4,000)	—	(16,400)	—
Transaction costs	2,785	1,443	8,425	1,991
Adjusted EBITDA	$43,493	$38,623	$119,081	$113,881

Adjusted EBITDA Margin:
Total revenues	$192,112	$170,435	$553,733	$488,320
Adjusted EBITDA margin	22.6%	22.7%	21.5%	23.3%

	Three months ended		Nine months ended
	September 30,		September 30,
(Dollars in thousands)	2025	2024	2025	2024
Free Cash Flow:
Cash provided by operating activities	$62,467	$41,396	$123,275	$123,688
Property and equipment additions	(26,436)	(17,771)	(69,342)	(47,520)
Capitalized software additions	(5,879)	(5,260)	(16,444)	(16,357)
Free cash flow	$30,152	$18,365	$37,489	$59,811

Free Cash Flow Margin:
Total revenues	$192,112	$170,435	$553,733	$488,320
Free cash flow margin	15.7%	10.8%	6.8%	12.2%

Investor Relations Contact:
Joe Crivelli

Vertex, Inc.

investors@vertexinc.com

Media Contact:

Rachel Litcofsky

Vertex, Inc.

mediainquiries@vertexinc.com